Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-1 (File No.333-283873) of our report dated July 31, 2024, except for Note 20, as to which the date is December 13, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of Eshallgo Inc for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, NY

August 20, 2025

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com